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                                                                EXHIBIT (e)(10)


                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT ("Agreement"), dated as of the 10th day of November, 1999, is by and between TEXOIL, INC., a Nevada corporation (the "Company"), and Toby R. Neugebauer (the "Director"), a member of the Board of Directors of the Company (the "Board").

                                    RECITALS

         A. The Company desires to retain the services of the Director as a director of the Company.

         B. As a condition to the Director's agreement to continue to serve the Company as a director and to undertake to serve in certain other capacities on behalf of the Company, the Director requires that he be indemnified from liability to the fullest extent permitted by law.

         C. The Company is willing to indemnify the Director to the fullest extent permitted by law in order to retain the services of the Director.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the Company and the Director agree as follows:

         SECTION 1. MANDATORY INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. Subject to SECTION 4 hereof, the Company shall indemnify and hold harmless the Director from and against any claims, damages, expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) and to which the Director was or is a party or is threatened to be made a party by reason of the fact that the Director is or was a director, officer, stockholder, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of anything done or not done by the Director in any such capacity or capacities, provided that the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of this Agreement, the Director who serves as a director or officer of a subsidiary of the Company is deemed to be serving at the request of the Company and the Director is

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considered to be serving an employee benefit plan at the Company's request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

         SECTION 2. MANDATORY INDEMNIFICATION IN ACTIONS OR SUITS BY OR IN THE RIGHT OF THE COMPANY. Subject to SECTION 4 hereof, the Company shall indemnify and hold harmless the Director from and against any expenses (including attorneys' fees) or amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor and to which the Director was or is a party or is threatened to be made a party by reason of the fact that the Director is or was a director, officer, stockholder, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Director in any such capacity or capacities, provided that the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made under this SECTION 2 in respect of any claim, issue or matter as to which the Director shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which such action or suit was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Director is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

         SECTION 3. REIMBURSEMENT OF EXPENSES FOLLOWING ADJUDICATION OF NEGLIGENCE. Subject to SECTION 4 hereof and any provisions of SECTION 2 hereof to the contrary notwithstanding, the Company shall reimburse the Director for any expenses (including attorneys' fees) or amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any action or suit described in SECTION 2 hereof that results in an adjudication that the Director was liable for negligence (including gross negligence but not willful misconduct) in the performance of his duty to the Company; provided, however, that the Director acted in good faith and in a manner he believed to be in the best interests of the Company.

         SECTION 4. AUTHORIZATION OF INDEMNIFICATION.

         4.1 Determination. Any indemnification under SECTIONS 1 and 2 hereof (unless ordered by a court) and any reimbursement under SECTION 3 hereof shall be made by the Company only as authorized in the specific case upon a determination (the "Determination") that indemnification or reimbursement of the Director is proper in the circumstances because the Director has met the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, as the case may be. Subject to SUBSECTIONS 5.7, 5.8 and SECTION 8 of this Agreement, the Determination shall be made (i) by the Board by a majority vote or consent of a quorum consisting of directors ("Disinterested Directors") who are not, at the time of the Determination, named parties to the action, suit or

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proceeding for which indemnification or reimbursement is sought (the
"Proceeding"), or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by vote or consent of the holders of a majority of the outstanding shares of the Company that are entitled to vote generally for the election of directors and are represented in person or by proxy at a meeting called for such purpose, or (iv) if a quorum cannot be obtained under SUBDIVISION (i), by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not disinterested, may participate), consisting solely of two or more directors who are not, at the time of the Determination, named parties, to the Proceeding.

         4.2 No Presumptions. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Director did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         4.3 Benefit Plan Conduct. The Director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Director reasonably believed to be not opposed to the best interests of the Company.

         4.4 Reliance as Safe Harbor. For purposes of any Determination hereunder, the Director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, including financial statements, or on information supplied to him by the directors of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant, registered professional engineer or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this SUBSECTION 4.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Director is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this SUBSECTION 4.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Director may be deemed to have met the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, as the case may be.

         4.5 Success on Merits or Otherwise. Notwithstanding any other provision of this Agreement, to the extent that the Director has been successful on the merits or otherwise in defense of any action, suit or proceeding described in SECTIONS 1, 2 and 3 hereof, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes

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of this SUBSECTION 4.5, the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Director without any express finding of liability or guilt against him, (ii) the expiration of one year after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made by or on behalf of the Director to induce a settlement, or (iii) the settlement of any action, suit or proceeding under SECTION 1, 2 or 3 hereof pursuant to which the Director pays less than $25,000.

         4.6 Partial Indemnification or Reimbursement. If the Director is entitled under any provision of the Agreement to indemnification and/or reimbursement by the Company for some or a portion of the claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement by the Director in connection with the investigation, defense, settlement or appeal of any action specified in SECTION 1, 2 or 3 hereof, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse the Director for the portion thereof to which the Director is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement for which the Director is entitled to indemnification and/or reimbursement under this Agreement.

         SECTION 5. PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

         5.1 Costs. All costs of making the Determination required by SECTION 4 hereof shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by the Director to enforce this Agreement, including, but not limited to, the costs incurred by the Director to obtain court-ordered indemnification pursuant to SECTION 8 hereof, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Director under this Agreement.

         5.2 Timing of the Determination. The Company shall use its best efforts to make the Determination contemplated by SECTION 4 hereof promptly. In addition, the Company agrees:

                  (a) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen (15) days after a written request for a Determination (a "Request") is delivered to the Company by the Director;

                  (b) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than twenty (20) days after a Request is delivered to the Company by the Director; and

                  (c) if the Determination is to be made by the stockholders of the Company, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Company by the Director.

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The failure to make a Determination within the above-specified time periods shall constitute a Determination approving full indemnification or reimbursement of the Director, as the case may be, except as expressly limited by the laws of the State of Nevada. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Director's payment (or incurring) of expenses with respect to which indemnification is sought, and/or
(ii) final disposition of the action, suit or proceeding with respect to which indemnification is sought.

         5.3 Reasonableness of Expenses. Notwithstanding the definition of "Determination," the evaluation as to the reasonableness of expenses incurred by the Director for purposes of this Agreement shall be made within fifteen (15) days of the Director's delivery to the Company of a Request that includes a reasonable accounting of expenses incurred:

                  (a) by the Board by a majority vote of a quorum consisting of directors not (at the time of the Determination) parties to the proceeding for which the Director seeks indemnification; or

                  (b) if a quorum cannot be obtained under SUBDIVISION (a), by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

                  (c) if an evaluation cannot be obtained under either SUBDIVISION (a) or (b) of this SUBSECTION 5.3, by vote or consent of the holders of a majority of the outstanding shares of the Company that are entitled to vote generally for the election of directors and are represented in person or by proxy at a meeting called for such purpose.

All expenses shall be considered reasonable for purposes of this Agreement if the evaluation contemplated by this SUBSECTION 5.3 is not made within the prescribed time. The finding required by this SUBSECTION 5.3 may be made in advance of the payment (or incurring) of the expenses for which indemnification is sought.

         5.4 Payment of Indemnified or Reimbursed Amount. Immediately following a Determination that the Director has met the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, as the case may be, and the finding of reasonableness of expenses contemplated by SUBSECTION 5.3 hereof, or the passage of time prescribed for making such determination(s), the Company shall pay to the Director in cash the amount to which the Director is entitled to be indemnified or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the expenditures for which indemnification is sought have actually been incurred by the Director.

         5.5 Participation in Stockholder Vote on Determination. In connection with each meeting at which a stockholder Determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Director. The Company proxy statement relating to the proposal to indemnify or reimburse the Director shall not include a recommendation against indemnification or reimbursement, as the case may be.

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         5.6 Selection of Independent Legal Counsel. If the Determination
required under SECTION 4 is to be made by independent legal counsel, such counsel shall be selected by the Director with the approval of the Board, which approval shall not be unreasonably withheld. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to SUBSECTION 5.8 hereof) shall be borne solely by the Company regardless of the results of any Determination and, if requested by counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be requested by counsel.

         5.7 Right of Director to Appeal an Adverse Determination by Board. If a Determination is made by the Board or a committee thereof that the Director did not meet the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, upon the written request of the Director and the Director's delivery of $500 to the Company, the Company shall cause a new Determination to be made by the Company's stockholders at the next regular or special meeting of Stockholders. Subject to SECTION 8 hereof, such Determination by the Company's stockholders shall be binding and conclusive for all purposes of this Agreement.

         5.8 Right of Director To Select Forum For Determination. If, at any time subsequent to the date of this Agreement, "Continuing Directors" (as defined below) do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Company as contemplated by Item 403(c) of Regulation S-K, then upon the request of the Director, the Company shall cause the Determination required by SECTION 4 hereof to be made by independent legal counsel selected by the Director and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of CLAUSE (ii) of SECTION 4 hereof. If none of the legal counsel selected by the Director are willing and/or able to make the Determination, then the Company shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

         5.9 Access by Director to Determination. The Company shall afford to the Director and his representatives ample opportunity to obtain documents and information in the possession or control of the Company prior to any Determination and to present evidence of the facts upon which the Director relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Company shall also afford the Director the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a stockholder Determination.

         5.10 Judicial Determinations in Derivative Suits. In each action or suit described in SECTION 2 hereof, the Company shall cause its counsel to use its best efforts to obtain from the Court in which such action or suit was brought (i) an express

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adjudication whether the Director is liable for negligence or misconduct in the performance of his duty to the Company, and, if the Director is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Director is fairly and reasonably entitled to indemnification.

         SECTION 6. SCOPE OF INDEMNITY. The actions, suits and proceedings described in SECTIONS 1, 2 and 3 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Director both in his official capacities as a Company director and actions taken in another capacity while a director, including, but not limited to, actions or proceedings involving (i) compensation paid to the Director by the Company, (ii) activities by the Director on behalf of the Company, including actions in which the Director is plaintiff, (iii) actions alleging a misappropriation of a "corporate opportunity," (iv) responses to a takeover attempt or threatened takeover attempt of the Company, (v) transactions by the Director in Company securities, (vi) the Director's preparation for and appearance (or potential appearance) as a witness in any proceeding relating, directly or indirectly, to the Company and (vii) any actions against the Director related to the employees of the Company.

         SECTION 7. ADVANCE FOR EXPENSES.

         7.1 Mandatory Advance. Any expenses (including attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other payments) incurred or reasonably expected to be incurred by the Director in investigating, defending, settling or appealing any action, suit or proceeding described in
SECTION 1, 2 or 3 hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Director, but in no event later than ten (10) days following the Director's delivery to the Company of a written request for an advance pursuant to this SECTION 7, together with a reasonable accounting of such expenses (if already incurred) or a reasonable estimate of such expenses (if not yet incurred). If the Director shall receive from the Company an advance of expenses based on the Director's reasonable estimate of such expenses before such expenses are incurred, the Director shall promptly provide to the Company a reasonable accounting of such expenses following the actual incurrence of such expenses, but in no event later than ten (10) days after such incurrence. In the event that the amount advanced by the Company to the Director for such expenses exceeds the expenses actually incurred by the Director, the Director shall promptly pay the amount of such excess to the Company, but in no event later than ten (10) days following the Director's actual incurrence of such expenses. In the event that the actual expenses incurred by the Director exceed the estimated expenses, the Company shall promptly pay the amount of such excess expenses to the Director, but in no event later than ten (10) days following the Director's delivery to the Company of a reasonable accounting of such expenses.

         7.2 Undertaking to Repay. The Director hereby undertakes and agrees to repay to the Company any advances made pursuant to this SECTION 7 if it is ultimately determined by a court of competent jurisdiction that the Director is not entitled to be indemnified or reimbursed by the Company for such amounts.

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         7.3 Miscellaneous. The Company shall make the advances contemplated by this SECTION 7 regardless of the Director's financial ability to make repayment, and regardless whether indemnification or reimbursement of the Director by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this SECTION 7 shall be unsecured and interest-free.

         7.4 Control of Litigation. Notwithstanding anything herein to the contrary, and without affecting the indemnity herein provided for, the Director shall have the absolute right to (i) retain separate counsel in connection with any action or proceeding described in SECTION 1, 2 or 3 hereof, and (ii) to settle any such action or portion thereof with respect to the Director.

         SECTION 8. COURT-ORDERED INDEMNIFICATION. Regardless whether the Director has met the standard of conduct set forth in SECTIONS 1, 2 and 3 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Director may apply for indemnification to the court conducting any proceeding to which the Director is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances (including this Agreement).

         SECTION 9. NONDISCLOSURE OF PAYMENTS. Except as required by federal securities laws or other applicable laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

         SECTION 10. INSURANCE. The Company shall use its best efforts to maintain in effect the policies of the directors' and officers' liability insurance maintained by the Company as of the date hereof (the "Present Insurance"); provided, however, that (i) the Company may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous to the insured parties, and (ii) if the premiums for such insurance shall become unreasonably expensive, then the Company may discontinue such insurance if the Company itself insures the Director up to the same amounts, and on the same terms and conditions, as though the Company were the insurer under the current policies. In addition, if the Present Insurance or comparable coverage is not available, the Company shall issue the Director up to the same amounts, and on the same terms and conditions, as though the Company were the insurer under the Present Insurance.

         SECTION 11. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Director, his spouse, heirs, executors, personal representative or administrators after the expiration of twelve (12) months from the date the Director ceases (for any reason) to be a director or officer of the Company, and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such twelve-month period.

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         SECTION 12. INDEMNIFICATION OF DIRECTOR'S ESTATE. Notwithstanding any
other provision of this Agreement, and regardless whether indemnification or reimbursement of the Director would be permitted and/or required under this Agreement, if the Director is deceased, the Company shall indemnify and hold harmless the Director's estate, spouse, heirs, administrators, personal representatives and executors (collectively the "Director's Estate") against, and the Company shall assume, any and all claims, damages, expenses (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Director or the Director's Estate in connection with the investigation, defense, settlement or appeal of any action described in
SECTION 1, 2 or 3 hereof. Indemnification of the Director's Estate pursuant to this SECTION 12 shall be mandatory and not require a Determination or any other finding that the Director's conduct satisfied a particular standard of conduct.

         SECTION 13. MISCELLANEOUS.

         13.1 Other Indemnification. The indemnification provided for in this Agreement is in addition to indemnification to which the Director is entitled pursuant to the Articles of Incorporation and Bylaws of the Company, other agreements or otherwise.

         13.2 Notice Provision. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received on the date personally delivered to the respective party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed to the Company at its principal office and addressed to the Director at the following address:

                                  Quantum Energy Partners, LP
                                  777 Walker, Suite 2530
                                  Houston, Texas  77002

or at such other address given from time to time by the Director to the Company.

         13.3 Severability of Provisions. If any provision or any portion of any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision (or portion thereof) shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision (or portion thereof) had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision (or portion thereof) or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision (or portion thereof), there shall be added automatically as a part of this Agreement a provision (or portion thereof) as similar in terms to such illegal, invalid or unenforceable provision (or portion thereof) as may be possible and be legal, valid and enforceable.

         13.4 Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Nevada.

         13.5 Execution in Counterparts. This Agreement and any amendment may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument.

         13.6 Cooperation and Intent. The Company shall cooperate in good faith with the Director and use its best efforts to ensure that the Director is indemnified, insured and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

         13.7 Amendment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

         13.8 Binding Effect. The obligations of the Company to the Director hereunder shall survive and continue as to the Director even if the Director ceases to be a director, officer, employee and/or agent of the Company. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors to the Company and, upon the death of the Director, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Director.

         13.9 Gender and Number. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

         13.10 Nonexclusivity. The rights of indemnification, reimbursement and insurance provided in this Agreement shall be in addition to any rights to which the Director may otherwise be entitled by statute, bylaw, agreement, vote of stockholders or otherwise.

         13.11 Effective Date. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place.

                                              THE COMPANY

                                              TEXOIL, INC.


                                              By: /s/ Frank A. Lodzinski
                                                 -------------------------------
                                                 Frank A. Lodzinski, President


                                              THE DIRECTOR




                                              /s/ Toby R. Neugebauer
                                              ----------------------------------
                                              Toby R. Neugebauer